UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2011

Yahoo! Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28018	77-0398689
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 First Avenue Sunnyvale, California		94089
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 349-3300

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

As reported in the Current Report on Form 8-K filed on July 29, 2011 (the “Original Form 8-K”) by Yahoo! Inc., a Delaware corporation (“Yahoo”), on July 29, 2011 Yahoo entered into a Framework Agreement, by and among Yahoo, Alibaba Group Holding Limited, a company organized under the laws of the Cayman Islands, Softbank Corp., a Japanese corporation, Alipay.com Co., Ltd., a limited liability company organized under the laws of the People’s Republic of China (“Alipay”), APN Ltd., a company organized under the laws of the Cayman Islands, Zhejiang Alibaba E-Commerce Co., Ltd., a limited liability company organized under the laws of the People’s Republic of China (“HoldCo”), Jack Ma Yun, Joseph C. Tsai and certain security holders of Alipay or HoldCo as joinder parties.

Yahoo filed a copy of the Framework Agreement, including the form of Release Agreement that is an exhibit to the Framework Agreement, as Exhibit 10.1 to the Original Form 8-K. Yahoo indicated in the Original Form 8-K that it would file the remaining exhibits to the Framework Agreement by an amendment to the Original Form 8-K. This Form 8-K/A (Amendment No. 1) is being filed solely to amend Item 9.01 of the Original Form 8-K to file a complete copy of the Framework Agreement, including all of its exhibits.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1†	Framework Agreement, dated as of July 29, 2011, by and among Yahoo! Inc., Alibaba Group Holding Limited, Softbank Corp., Alipay.com Co., Ltd., APN Ltd., Zhejiang Alibaba E-Commerce Co., Ltd., Jack Ma Yun, Joseph C. Tsai and certain joinder parties.

99.1*	Press Release dated July 29, 2011

†	Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.
*	Furnished with the Original Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YAHOO! INC. (Registrant)

By:	/s/ Michael J. Callahan
	Name:	Michael J. Callahan
	Title:	Executive Vice President, General Counsel and Secretary

Date: August 12, 2011